CONTRACT FOR JOINT VENTURE TIANJIN KIWA FEED CO., LTD.

                  CHAPTER 1  GENERAL

Article 1

In accordance with the "Law of the People's Republic of China on Chinese-foreign Joint Ventures" and other applicable Chinese laws and regulations, Tianjin Challenge Feed Co., Ltd. and Kiwa Bio-Tech Products Group Corporation, adhereing to the principle of equality and mutual benefit and through friendly consultations, agree jointly invest to set up a joint venture enterprise in Da Meng Zhuang Town, Wuqing District, Tianjin, the People's Republic of China.

Article 2 Parties of the Joint Venture

Parties of this contract are as follows:
Tianjin Challenge Feed Co., Ltd. (hereinafter referred to as Party A), registered with Wuqing District, Tianjin, China, and its legal address is at Da Meng Zhuang Town, Wuqing District, Tianjin, China.

Legal representative:  Name: Li, Wenbin
                       Title: General Manager
                       Nationality: China

Kiwa Bio-Tech Products Group Corporation (hereinafter referred to as Party B). Its legal address is at 415W.Foothill Blvd, Suite206, Claremomt.CA91711, USA.

Legal representative:  Name: Li, Wei
                       Title: Chairman of the Board
                       Nationality: China

Article 3

The name of the joint venture company is Tianjin Kiwa Feed Limited Liability Company. The name in English language is Tianjin Kiwa Feed Co., Ltd. The legal address of the joint venture company is at the West to Jing-jin Highway, Da Meng Zhuang Town, Wuqing District, Tianjin, China.

Article 4

All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China and all legal activities and interests of the joint venture company shall be protected by the laws and regulations of the People's Republic of China.

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Article 5

The organization form of the joint venture company is a limited liability company. Each Party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions of the registered capital.

        CHAPTER 2 THE PURPOSE, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

Article 6

The purpose of the parties to the joint venture is to raise economic results and ensure satisfactory economic benefits for each investor by combining existing technologies developed by Party A and advantage in capital of Party B.

Article 7

The productive and business scope of the joint venture company is to develop, manufacture and market supportive and concentrated feeds.

Article 8

The production scales of the joint venture company are as follows: The annual output of supportive and concentrated feeds may amount to 40,000 tons.

         CHAPTER 3 TOTAL AMOUNT OF INVESTMENT AND THE REGISTERED CAPITAL

Article 9

The total amount of investment and the registered capital of the joint venture company are USD 850,000 and USD 600,000 respectively and other capital is raised by the joint ventures.

Article 10

In the total investment, Party A shall pay USD 120,000, accounting for 20% of the total and Party B shall pay USD 480,000, accounting for 80% of the total.

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Article 11

Both Party A and Party B will contribute the following as their investment:

Party A: machines and equipments equivalent to USD 120,000
Party B: in cash in USD at a exchange rate that is announced by People's Bank of China when payment

Article 12

Both parties shall pay their investments within 6 months as from the issue of the business license of the joint venture company. Overdue payment of the investment constitutes breach of this contract. Party A shall provide Assets Assessment Report.

Article 13

Upon the completion of the payment by both parties, the joint venture company shall invite certified public accountants for verification of capital and relevant reports, which will be distributed to the chairmen of the board of both parties for signature on investment certificates.

Article 14

Transfer of partial or complete investment of either party shall be subject to approval for its directorate and permission of the other party and the priority in purchase of the transferred investment shall be given to the other party. The transferor shall not make a transfer to the third party on preferential term and condition.

Article 15

The total registered investment of the joint venture company shall not be subjected to reduction. Any necessary change in the total amount and scale of business shall be subject to approval by authorities having the jurisdiction.

Article 16

Any addition and transfer of the registered capital of the joint venture company shall be subject to approval by its directorate and authorities having the jurisdiction and shall be registered with administrations for industry and commerce.

          CHAPTER 4 RESPONSIBILITIES OF EACH PARTY TO THE JOINT VENTURE

Article 17 Party A and Party B shall be respectively responsible for the following matters:

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Responsibilities of Party A:

1. Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from responsible authorities in China;
2. Paying due investment on schedule in the joint venture company in accordance with Article 10, 11 and 12;
3. Assisting the joint venture in recruiting Chinese management personnel, technical personnel, workers and other personnel needed;
4. Assisting the joint venture company in purchasing raw materials, articles for office use, communication facilities etc.;
5. Assisting foreign workers and staff in applying for the entry visa, work license and processing their traveling matters;
6. Upon the signature of this contract, forming a marketing team and providing market training for them to ensure the continuation of existing marketing team and market network;
7. Ensuring the integrity and operation of production line to be used in the joint venture company;
8. Assisting the joint venture company in research and development and if necessary establishing a RD center
9. Responsible for handling other matters entrusted by the joint venture company.

Responsibility of Party B:

1. Paying due investment on schedule in the joint venture company in accordance with Article 10, 11 and 12;
2. Assisting the joint venture company in purchasing machines, equipments, raw materials, articles for office use, means of transportation and communication facilities abroad;
3. Responsible for providing information on international market and trend in product development;
4. Responsible for handling other matters entrusted by the joint venture company.

                        CHAPTER 5 SITE, PLANT AND UTILITY

Article 18

Tianjin Challenge Feed Co., Ltd. shall provide site for the joint adventure company. The service life of the site shall be the same with the term of the joint venture and the site covers an area of 900 sq.m.

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Article 19

The plant, warehouse and offices cover an area of 660 sq.m. And utility and heating facilities shall be provided by Party A and the rent of the premise and utility and heating facilities shall be in line with market price.

                        CHAPTER 6 PROVISION OF TECHNOLOGY

Article 20

Required production techniques shall be provided the joint venture company.

                CHAPTER 7 PURCHASE OF EQUIPMENT AND RAW MATERIAL

Article 21

The purchase of required production equipments, transportation means, articles for office use, etc. shall be left to the joint venture company.

Article 22

The purchase of required raw material in or outside China shall be left to the joint venture company.

Article 23

Party B is liable for provision of information on international raw materials market to the joint venture.

                          CHAPTER 8 SELLING OF PRODUCTS

Article 24

40,000 ton mixed and supportive feeds each year shall be marketed in China. The joint venture company is responsible for the marketing.

Article 25

In order to market in China, the joint venture company may set up sales branches in China subject to the approval of the relative Chinese department.

Article 26

The joint venture may design the trademark of its products in accordance with applicable law regarding trademark in China.

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Article 27

The product of the joint venture company shall be subject to the inspection of commodity inspection authorities in China.

Article 28

Party B is liable to provide the joint venture company with information on price, development, specification and improvement in quality of the same products in international market.

                              CHAPTER 9 DIRECTORATE

Article 29

The joint venture company shall be governed by directorate. The date of registration of the joint venture company shall be the date of the establishment of the directorate of the joint venture company.

Article 30

The directorate is composed by 5 directors, of which 2 shall be appointed by Party A and 3 by Party B. The chairman of the board shall be appointed by Party B and its vice-chairman by Party A. The term of office for the directors is four years and their term of office may be renewed if continuously appointed by the relevant party. The appointment shall be made in written and the directors shall perform their obligations.

Article 31

The highest authority of the joint venture company shall be its directorate, the jurisdiction of which is as follows:

1. Review and approval for important reports submitted by the general manager, including annual plan and reports on business, finance and loan;
2. Approval for annual financial statements, budget for revenues and expenditures and annual appropriation of profits;
3.    Approval for rules and regulations;
4.    Decision about establishment or withdrawal of subsidiary;
5.    Modification in the Articles of Association;
6.    Decision about addition or transfer of the registered capital;
7. Decision about the termination of the joint venture company and the settlement at the end of the term;
8.    Decision about merging with other organizations;
9. Decision about appointment and removal of general manger, financial director and vice general manger and other officers;
10.   Decision about other major issues.

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Article 32

Unanimous approval shall be required before any decisions are made concerning the following major issues.
1.    Modification in the Articles of Association;
2.    Addition or transfer of registered capital;
3.    Termination and dissolution of the joint venture company and
4.    Merging with other organizations.

For other matters, approval by a three fifth of directors shall be required.

Article 33

The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for some reasons, he shall authorize the vice-chairman or any other directors to represent the joint venture company temporarily.

Articles 34

The directorate shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by three fifth of the total number of directors. Minutes of the meetings shall be placed on file and on responsible authorities.

                      CHAPTER 10 BUSINESS MANAGEMENT OFFICE

Article 35

The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, financial director and vice-general manager, whose terms of office are four years and shall be appointed by the directorate.

Article 36

The responsibility of the general manager is to carry out the decisions of the board meeting and organize and conduct the daily management of the joint venture company. Assisting the general manger, the financial director shall be responsible for overall financial management and directly report to the directorate. The vice general managers shall assist the general manager in his work. The business management department shall include financial, purchasing, product management, production, marketing and personnel departments, which shall execute the tasks assigned by general or deputy general managers and report to general manager, financial director and vice-general manager.

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Article 37

The general manger, deputy general manger and financial director shall not work for other companies during their term of office and participate in competition against the joint venture company.

Article 38

In case of graft or serious dereliction of duty on the part of the general manager and deputy general mangers, the directorate shall have the power to dismiss them at any time. If violation of criminal law, they will be held criminally liable.

                             CHAPTER 11 PREPARATION

Article 39

During the period of preparation, a preparation office shall be set up under the directorate. The preparation office shall consist of three persons, among which the director will be from Party A and together with deputy director, will be appointed by the directorate.

Article 40

The preparation office is responsible for working out the general schedule, compiling the expenditure plans, controlling financial payments and final accounts, drawing up managerial methods and keeping and piling documents, drawings, files and materials, etc., during the preparation.

Article 41

After approved upon by both parties, the establishment, remuneration and the expenses of the staff of the preparation office shall be covered in the preparation budget.

Article 42

After having completed the preparation and finishing the turning over procedure, the preparation office shall be dissolved upon the approval of the directorate.

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                           CHAPTER 12 LABOR MANAGEMENT

Article 43

Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other mattes concerning the staff and workers of the joint venture company shall be drawn up between the joint venture company and the Trade Union of the joint venture company as a whole, or the individual employees in the joint venture company as a whole or individual employees in accordance with applicable regulations on labor and social security of the PRC and Tianjin.

Article 44

The appointment and wages of high-ranking administrative personnel in the joint venture company shall be decided by the meeting of the directorate.

                             CHAPTER 13 TRADE UNION

Article 45

Employees of the joint venture company are entitled to form a trade union under Trade Union Law of the People's Republic of China, the purpose of which is to safeguard the right and interest of the employees, assist the joint venture company in allotting bonus and welfare funds, organize the employees to learn about policies and expertise and carry out entertainment and sports, educate employees in observation of labor disciplines, perform the responsibilities and meet the objects set down by the joint venture company.

Article 46

The joint venture company shall allocate an amount equal to 2 percent of the total salary to the union and the union shall spend the amount in accordance with Union's Fund Management Method of the People's Public of China.

                       CHAPTER 14 TAXES, FINANCE AND AUDIT

Article 47

The joint venture company shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

Article 48

Staff members and workers of the joint venture company shall pay individual income tax according to the Individual Income Tax Law of the People's Republic of China.

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Article 49

Allocations for reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in the Law of the People's Republic of China on Chinese-foreign Joint Ventures. The annual proportion of allocations shall be decided by the board of directors according to the business situations of the joint venture company.

Article 50

The fiscal year of the joint venture company shall be from January 1 to December
31. All vouchers, receipts, statistic statements and reports shall be written in Chinese.

Article 51

Financial checking and examination of the joint venture company shall be conducted by an accountant registered in China and reports shall be submitted to the directorate and the general manager. In case either party considers it is necessary to employ an auditor by itself to undertake annual financial checking and examination, the other party shall give the consent. All the expenses thereof shall be borne by the employing party.

Article 52

In the first three months of each fiscal year, the financial director shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the directorate for examination and approval.

Article 53

All matter regarding foreign exchange shall be dealt with in accordance with the Regulations on the Foreign Exchange System of the People's Republic of China and other regulations.


                              CHAPTER 15 INSURANCE

Article 54 Insurance policies of the joint venture company on various kinds of risks shall be underwritten with the People's Republic of China. The type, value, currency and duration of insurance shall be decided by the directorate in accordance with the stipulations of the China Insurance Regulatory Commission.

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     CHAPTER 16 THE DISPOSAL OF ASSETS AFTER THE EXPIRATION OF THE DURATION

Article 55

The duration of the joint venture company is 20 years. The establishment of the joint venture company shall start from the date on which the business license of the joint venture company is issued. An application for the extension of the duration, proposed by one party and unanimously approved by the directorate, shall be submitted to responsive authorities.

Article 56

Upon the expiration or termination, the joint venture shall carry out liquidation and pay taxes upon the liquidation income, that is the balance between the amount of net assets or residual property minus undistributed profit, various funds and balance of liquidation expense and contributed capital, and shall made an allocation in proportion to the contributed capital.

       CHAPTER 17 THE AMENDMENT, ALTERATION AND DISCHARGE OF THE CONTRACT

Article 57 the amendment of the contract or other appendices shall come into force only after the written agreement signed by Party A and Party B and approved by the original examination and approval authorities.

Article 58 in case of inability to fulfill the contract or to continue operation due to heavy losses in successive years or force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after unanimously agreed upon by the directorate and approved by the original examination and approval authorities.

Article 59 Should the joint venture company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, or seriously violate the stipulations of the contract and articles of association, that party shall be deemed as having unilaterally terminated the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after approved by the original examination and approval authority as well as to claim damages. In case Party A and Party B of the joint venture company agree to continue the operation, the party who fails to fulfill the obligations shall be liable to the economic losses thus caused to the joint venture company.

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                  CHAPTER 18 LIABILITIES FOR BREACH OF CONTRACT

Article 60

Should either Party A or Party B fail to pay on schedule the contributions in accordance with the provision as defined in Article 10, 11 and 12, the breaching party shall pay to the other party 1% of the contribution starting from the first month after exceeding the time limit. Should the breaching party fail to pay after 2 months, 2% of the contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages to the breaching party in accordance with applicable provisions.

Article 61

Should all or part of the contract and its appendices be unable to fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.

                            CHAPTER 19 FORCE MAJEURE

Article 62

Should either of the parties to the contract be prevented from executing the contract by force majeur, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information on the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

                            CHAPTER 20 APPLICABLE LAW

Article 63

The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related law of the People's Republic of China.

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                       CHAPTER 21 SETTLEMENT OF DISPUTES

Article 64

Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultation, the disputes shall be submitted for mediation. If the mediation doesn't function, the disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration. The arbitral award is final and binding upon both parties.

Article 65

During the arbitration, the contract shall be observed and enforced by both parties except for matters in dispute.

                                CHAPTER LANGUAGE

Article 66

The contract shall be written in Chinese version.

Article 67

The contract shall be made in quintuplicate. Party A and Party B shall, signing all copies, each retain one copy and submit the remaining ones to authorities for approval and registration as well as filing. Several copies shall be made and distributed to relevant authorities.

           CHAPTER 23 EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS

Article 68

The appendices drawn up in accordance with the principles of this contract are integral part of this contract and equally authentic. The appendices include a list of equipments provided by Party A as due investment, including but not limited to name, date of delivery, service life, depreciation and integrity.

Article 69

Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by telegram, telex or fax etc., the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses. Any change in the legal addresses of either party shall be notified to the other party.

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Article 70

The contract and its appendices shall come into force beginning from the date of approval of foreign economic and trade committee of Wuqing District, Tianjin.

Article 71

The contract is signed in Tianjin, China, by the authorized representatives of both parties on July , 2006.



Party A: TIANJIN CHALLENGE FEED CO., LTD.

/s/ Wenbin Li
Legal Representative (Signature):


Party B: KIWA BIO-TECH PRODUCTS GROUP CORPORATION

/s/ Wei Li
Legal Representative (Signature):


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